MULLER DATA CORPORATION
                      A Thomson Financial Services Company
                               395 Hudson Street
                            New York, NY 10014-3622

                                 (212) 807-3800



January 31, 1996





Glickenhaus & Co., Inc.
6 East 43rd Street
New York, New York   10017

Lebenthal & Co., Inc.
120 Broadway
New York, New York   10271


RE:   EMPIRE STATE MUNICIPAL EXEMPT TRUST
        Guaranteed Series No. 34 - Post -effective Amendment No. 8 Guaranteed Series No. 35 - Post -effective Amendment No. 8



Gentlemen :


We have examined the post-effective Amendment to the Registration Statement File No. 33-10863 for the above captioned trust(s). We hereby acknowledge that Muller Data Corporation is currently acting as the evaluator for the trust (s) . We hereby consent to the uses in the Amendment of the reference to Muller Data Corporation as evaluator.

In addition , we hereby confirm that the ratings indicated in the reference Amendment to the Registration Statement for the respective bonds comprising the trust (s) portfolios are the ratings currently indicated in our Muniview data base

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,


---------------
Mario S. Buscemi
Chief Operating Officer

MSB:tg